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                                                                       EXHIBIT 5

                                 April 18, 2001

Roper Industries, Inc.
160 Ben Burton Road
Bogart, Georgia 30622

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as counsel for Roper Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of an additional 500,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company to be offered and sold by the Company pursuant to the Roper Industries, Inc. 1991 Stock Option Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Shares pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     This opinion is limited to the corporate laws of the State of Delaware as codified in the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.  The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,



                                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP